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              CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated October 7, 1996 included in this Registration Statement (Form N-1A No. 33-72460) of Alliance Global Dollar Government Fund, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
December 27, 1996


































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